UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Trancas Capital, LLC

As previously reported, on September 6, 2006, we entered into an asset purchase agreement to acquire certain family entertainment center properties from Trancas Capital, LLC (“Trancas”), a real estate and management operating company. Pursuant to the terms of the asset purchase agreement, we have elected to purchase 11 properties and have an option to purchase the Fiddlesticks Fun Center in Scottsdale, Arizona. On October 6, 2006, we acquired the 11 properties for a purchase price of $35.0 million, excluding closing costs. The 11 properties range in size from five to 14 acres and feature various combinations of activities such as miniature golf, go-karts, video arcades, laser tag, batting cages, bumper boats, paint ball, rock climbing, amusement rides and food service. The following table sets forth the brand name and location of the acquired properties.

Name	Location
Zuma Fun Center	Charlotte, North Carolina

Zuma Fun Center	Knoxville, Tennessee

Zuma Fun Center	North Houston, Texas

Mountasia Family Fun Center	North Richland Hills, Texas

Zuma Fun Center	South Houston, Texas

Grand Prix Tampa	Tampa, Florida

Fiddlesticks Fun Center	Tempe, Arizona

Funtasticks Fun Center	Tucson, Arizona

Camelot Park (subject to a ground lease)	Bakersfield, California

Putt Putt Fun Center (subject to a ground lease)	Lubbock, Texas

Putt Putt Fun Center (subject to a ground lease)	Raleigh, North Carolina

Upon closing, we leased our interests in all 11 properties to an affiliate of Trancas that currently operates, and will continue to operate, eight of the 11 properties. The Raleigh, Lubbock and Tampa properties were previously, and will continue to be, operated by third-party operators pursuant to three separate leases with the Trancas affiliate.

1

The minimum annual rent for these acquired properties totals approximately $3.2 million in the initial year. Additional rent is a negotiated percentage of incremental total revenue over a threshold. All leases are cross-defaulted.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006	CNL INCOME PROPERTIES, INC.

	By:	/s/ Tammie A. Quinlan
	Name:	Tammie A. Quinlan
	Title:	Chief Financial Officer

3